Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPUBLIC ANNOUNCES PLANNED CAPITAL MARKETS TRANSACTION TO REPLACE ITS EXISTING STAND-BY LIQUIDITY FACILITY

New York, NY (June 5, 2006) – The Interpublic Group (NYSE: IPG) today announced that it is planning an innovative transaction that will access the capital markets to provide it with a new source of committed stand-by liquidity and a new letter of credit facility. In the proposed transaction, Interpublic will enter into a credit agreement with a special-purpose entity called ELF Special Financing Ltd., and issue to ELF warrants to purchase common stock of Interpublic at a premium to the current market price. (The name “ELF” stands for Enhanced Liquidity Facility.) ELF, in turn, will issue three-year notes linked to the credit of Interpublic and sell the notes and warrants as units in a private offering to institutional investors. The transaction will have several structural features to minimize potential dilution to existing shareholders, with a reduced cash coupon. These features include the caps, hedges and cash settlement options described below.

Offering of Units by ELF

ELF will offer the units in a private placement to institutional investors. ELF will purchase AAA-rated money-market instruments with the proceeds of sale of the units, and it will hold them pending any borrowings by Interpublic under the credit agreement. ELF will pay periodic interest to holders of its notes, using earnings on its assets and payments from Interpublic under the credit facility described below. The notes will be linked to the credit of Interpublic. At the maturity of the ELF units, investors will receive (a) the principal amount of the notes in cash and (b) any conversion value above the principal amount in cash, Interpublic common stock or a combination thereof, at Interpublic’s option.

Stand-by Credit Facility

At closing, Interpublic will enter into a revolving stand-by credit agreement with ELF under which ELF will be obligated to make cash advances to Interpublic and to issue letters of credit for the account of Interpublic. The expected total size of the facility is $526 million, which could increase by up to 15% if an overallotment option in connection with the unit

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

offering is exercised. The credit facility will remain outstanding until June 30, 2009. The transaction will not increase the consolidated indebtedness of Interpublic unless and until it borrows under the Credit Agreement or incurs a letter of credit reimbursement obligation.

Upon or promptly following the closing of the transaction, Interpublic intends to terminate its existing three-year revolving stand-by credit facility, under which there are currently no outstanding advances. The letters of credit issued under the existing three-year stand-by revolving credit facility will become letters of credit issued under a new letter of credit facility that is ultimately supported by letters of credit under the new credit agreement.

Warrants

Interpublic will issue warrants to ELF at closing, which ELF will resell in the form of units, as described above. Each warrant will entitle the holder to receive, following expiration of the warrant on June 30, 2009, an amount in cash, shares of Interpublic common stock, or a combination of cash and shares, at Interpublic’s option. The amount will be based, subject to customary adjustments, on the difference between the market price of Interpublic’s common stock (over 30 trading days following expiration) and the stated exercise price of the warrant. There will be two series of warrants, capped and uncapped, with different exercise prices. For the capped warrants the amount of cash or stock deliverable upon exercise will be capped, such that a holder will not benefit from appreciation of Interpublic common stock above a specified price.

Hedging

Interpublic also intends to enter into hedging transactions with dealers affiliated with certain of the initial purchasers of the units. These transactions are intended to reduce the potential dilution or cash cost of the uncapped warrants upon maturity. The dealers party to the hedging transactions have advised Interpublic that they may purchase and sell Interpublic shares in secondary market transactions and may enter into or unwind over-the-counter derivative transactions on Interpublic’s common stock.

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Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

The warrants, notes and units, and the shares of common stock underlying the warrants, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. They may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNA Global, McCann Erickson, Momentum, MRM, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Carmichael Lynch, Deutsch, Hill Holliday, Mullen and The Martin Agency.

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Contact Information

Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our 2005 Annual Report on Form 10-K under Item 1A, Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in our control environment;
•	potential adverse effects to our financial condition, results of operations or prospects as a result of our restatements of financial statements;
•	our ability to satisfy covenants under our credit facilities;
•	our ability to satisfy certain reporting covenants under our indentures;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates;
•	potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;
•	potential adverse developments in connection with the ongoing SEC investigation;
•	potential downgrades in the credit ratings of our securities;
•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates; and
•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in our 2005 Annual Report on Form 10-K under Item 1A, Risk Factors.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax